Exhibit 10.5 (i)


                           EWRX INTERNET SYSTEMS INC.
                                Stock Option Plan


                               ARTICLE I - GENERAL

         1.01. Purpose. The purposes of this Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of EWRX Internet Systems Inc. and its Subsidiaries and Affiliates (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; recognizing that such persons will be largely responsible for the future growth and success of the Company, (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; (4) provide an incentive to directors, management and other key employees for continuous employment with the Company and (5) provide alternative types of stock options: incentive stock options ("ISO") and Non-Qualified stock options ("NQO"). ISO's are intended to have the rights and limitations set forth in Internal Revenue Code ss. 422.

         1.02.  Administration.

          (a)  The  Plan  shall  be  administered  by a  Compensation  Committee
               appointed   by  the  Board  of  Directors  of  the  Company  (the
               "Committee"), as constituted from time to time.

          (b) The Committee shall have the authority, in its sole discretion and from time to time to:

                           (i) designate the individuals eligible to participate in the Plan;

                           (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine;

                           (iii) impose the price at which the option may be exercised and such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

                           (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.


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          (c)  Decisions  and  determinations  of the  Committee  on all matters relating to the Plan shall be in its sole discretion and shall be conclusive.

          (d) An option granted hereunder shall be clearly identified as an ISO or NQO.

          (e) Notwithstanding the foregoing provisions, nothing herein shall be deemed to prohibit (i) the full Board of Directors from approving grants of options, or (ii) a majority of voting shareholders of the Company from approving or ratifying grants of options at a duly called meeting (in the case of ratfication, held no later than the date of the next annual meeting of shareholders). It is the intention of this paragraph to permit grants of options under this Plan to have the full benefit of the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as applicable.

         1.03. Eligibility for Participation. Participants in the Plan shall be selected by the Committee from the directors, officers, managers, and other key employees of the Company who occupy responsible managerial or professional positions, may also include outside consultants, all of whom have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

          1.04.Types of Awards Under Plan. Awards under the Plan may be in the form of any one or more of the following:

          (i)  Non-Qualified Stock Options, as described in Article II; and

          (ii) Incentive Stock Options, as described in Article III.

         1.05.    Aggregate Limitation on Awards.

          (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of the Company's Common Stock ("Common Stock"). The maximum number of shares of Common Stock, which may be issued under the Plan, shall be 1,584,360 shares, subject to increases approved by the shareholders of the Company.

          (b)  Any  shares of Common  Stock  subject  to a  Non-Qualified  Stock
               Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

         1.06     Effective Date and Term of Plan.

          (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at duly called meeting of Shareholders of the Company to be called to consider and vote upon the Plan.

          (b) No awards shall be made under the Plan after the last day of the Company's fiscal year ending in 2008 provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.


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                     ARTICLE II -NON-QUALIFIED STOCK OPTIONS

         2.01. Award of Non-Qualified Stock Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash the number of shares of Common Stock ("NQO") allocated by the Committee. The date an NQO is granted shall mean the date selected by the Committee as of which the Committee allocates a specific number of shares to a participant pursuant to the Plan.

         2.02. Stock Option Agreements. The grant of an NQO shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of options (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

         2.03. Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of an NQO shall be set by the Board of Directors based on Fair Market Value at the time options are granted by the Board of Directors.

         2.04. Term and Exercise. Each NQO shall be fully exercisable for a period designated by the Committee not to exceed five years from the date of grant thereof (the "option term"). No NQO shall be exercisable after the expiration of its option term.

         2.05. Manner of Payment. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash or good funds.

         2.06. Delivery of Stock Certificates. As soon as practicable after receipt of cash payment or good funds as full payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.


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         2.07.    Death of Optionee.

          (a) Upon the death of an Optionee, any rights which have become exercisable on or before the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance following the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the Optionee's death.

          (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights which were exercisable on the date of death.


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         2.08.  Retirement or  Disability.  Upon  termination  of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within 36 months from the date of termination, exercise any NQO's to the extent such options had become exercisable on or before such termination of employment.

         2.09.  Termination  for Other  Reasons.  Except as provided in Sections
2.07 and 2.08, or except as otherwise determined by the Committee, all unexercised NQO's shall terminate 30 days after the termination of the Optionee's employment or contractual arrangement with the Company.

                      ARTICLE III - INCENTIVE STOCK OPTIONS

         3.01. Award of Incentive Stock Options. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any officer, director or key employee in the Plan one or more "Incentive Stock Options" (intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as amended ("ISO") to purchase for cash the number of shares of Common Stock allotted by the Committee. The date an ISO is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of ISO's to a participant pursuant to the Plan.

         3.02. Incentive Stock Option Agreements. The grant of an ISO shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and "Optionee"), stating the number of shares of Common Stock subject to the ISO evidenced thereby, and in such form as the Committee may from time to time determine.

         3.03. Incentive Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted or 110% of such value if granted to a person owning in excess of 10% of the Company's outstanding stock.

         3.04. Term and Exercise. Each ISO shall be fully exercisable one month from the date of its grant and unless a longer period is provided by the Committee and may be exercised during a period of determined by the Committee from the date of grant thereof, (not to exceed five years) (the "Option Term") or less if so specified by the Committee. No ISO shall be exercisable after the expiration of its Option Term.

         3.05. Maximum Amount of Incentive Stock Option Grant. The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an ISO granted to an Optionee which may be exercised for the first time by such Optionee in any calendar year shall not exceed $100,000.


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         3.06.    Death of Optionee.

                  (a) Upon the death of the Optionee, any ISO which had become exercisable on or before the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such ISO by bequest or inheritance following the death of the Optionee, provided that such exercise occurs within both the remaining option term of the ISO and one year after the Optionee's death.

                  (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any ISO which were exercisable on the date of death.

         3.07. Retirement or Disability. Upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within 36 months from the date of such termination of employment, exercise any ISO's to the extent such ISO's had become exercisable on or before the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an ISO will not be available to an Optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

         3.08.  Termination  for Other  Reasons.  Except as provided in Sections
3.06 and 3.07 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate 30 days after the termination of the Optionee's employment or contractual arrangement with the Company.

         3.09. Applicability of Stock Options Sections. Sections 2.05 and 2.06 shall also apply to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

                           ARTICLE IV - MISCELLANEOUS

         4.01. General Restriction. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listings, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. The certificates evidencing ownership of shares of Common Stock acquired upon exercise of any Stock Option or Incentive Stock
Option awarded under the Plan shall bear such legends as the Committee shall approve as necessary or desirable to conform to applicable laws and regulations relating to the sale of securities.


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         4.02. Non-Assignability. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

         4.03. Withholding Taxes. Whenever the company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

         4.04. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

         4.05. Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         4.06. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

         4.07.  Definitions. In this Plan the following definitions shall apply:

(a) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by EWRX Internet Systems Inc. or any subsidiary thereof.

(b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with EWRX Internet Systems Inc.


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(c) "Fair  Market  Value" as of any date and in  respect  of any share of Common
Stock means the average of the closing price for the late five trading date or on the next business day, if such date is not a business day, of a share of Common Stock on any stock exchange or any stock market upon which the Common Stock may then be listed or traded, or if the Common Stock is not so listed or traded then the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

(d) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

(e) "Optionee" means the holder of a stock option as described in Article II or in Incentive Stock Option as described in Article III.

(f) "Optioned Shares" means the number of shares the Optionee is entitled as a result of his being granted options in the Stock Option Plan.

(g)  "Non-Qualified  Stock Option" refers to  non-qualified  stock options under
Article II.

(h) "Incentive Stock Option" refers to stock options under Article III.

         4.08. Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

         4.09. Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

         4.10.  Adjustments.

                             Effect of Take-over Bid

                  If a bona fide offer ("the Offer") for Shares is made to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in

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         the offeror  exercising  control over the Company within the meaning of
         Nevada Statutes, then the Company shall, immediately upon receipt of the notice of the Offer, notify shareholders with full particulars thereof. Such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Optioned Shares pursuant to the Offer if the offer is completed.

                 Effect of Amalgamation, Consolidation or Merger

                  If the Company amalgamates, consolidates or with or merges with into another company any Shares receivable on the exercise of an Option shall be converted into securities or cash which the Optionee would have received upon such amalgamation, consolidated or merger if the Optionee had exercised his Option immediately prior to the record date applicable to such amalgamation, consolidation or merger, and the option price shall be adjusted appropriately by the Board.

                    Adjustment in Shares Subject to the Plan

                  If there is any change in the shares through or by means of a declaration of stock dividends of Shares of consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Plan, the Shares subject to any Option, and the purchase price thereof shall be adjusted appropriately by the Committee and such adjustment shall be effective and binding for all purposes of the Plan.

         4.11.  Amendment of the Plan.

     (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under the Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations

     (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan, (ii) extend the period during which any award may be granted or exercised or (iii) change the persons eligible to receive ISO's. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, affect a participant's rights under an award previously granted.

         4.12.  No Representations or Warranty

         The Company makes no representation or warranty as to the future market value of any shares issued in accordance with the provisions of the Plan.


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         4.13.  Interpretation

         The Plan will be governed by and construed in accordance with the laws of the State of Nevada.

         4.14.  Compliance with Applicable Law

         If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

         4.15   Stock Appreciation Rights, Etc.

         The grant of Options hereunder may be accompanied by grant of stock appreciation rights, rights to have stock withheld or rights to deliver stock already owned in payment of the exercise price of an option. The terms and conditions of such rights shall be set forth in the agreement evidencing such Options or amendments thereto.